UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 24, 2025
_________________________________________________________________
First Citizens BancShares, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16715	56-1528994
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4300 Six Forks Road	Raleigh	North Carolina	27609
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (919) 716-7000
________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities Registered Pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, Par Value $1	FCNCA	Nasdaq Global Select Market
Depositary Shares, Each Representing a 1/40th Interest in a Share of 5.375% Non-Cumulative Perpetual Preferred Stock, Series A	FCNCP	Nasdaq Global Select Market
5.625% Non-Cumulative Perpetual Preferred Stock, Series C	FCNCO	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
    Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)
On June 24, 2025, the Board of Directors (the “Board”) of First Citizens BancShares, Inc. (“BancShares”), in accordance with its bylaws, appointed Diane Morais, age 60, to the Board effective July 1, 2025. Ms. Morais will serve as a director until BancShares’ 2026 Annual Meeting of Stockholders and, if re-elected, thereafter until her successor has been duly appointed, or until her earlier death, retirement, resignation, or removal. Ms. Morais has been appointed to serve as a member of the Risk Committee and Technology Committee of the Board.

Ms. Morais retired from Ally Bank (“Ally”) in 2024 after more than 15 years of leadership and service, most recently in the position of President of Consumer and Commercial Banking which she had held since 2017. Her responsibilities included driving the growth, profitability, and digital evolution of Ally’s consumer and commercial banking division. She had oversight of the deposits, online brokerage and advisory offering, mortgage, point of sale lending, credit card, and corporate-finance businesses. In addition, Ms. Morais oversaw the company’s customer care channels, as well as the Community Reinvestment Act program. Ms. Morais was instrumental in the creation and launch of the Ally brand in 2009. Prior to holding key leadership positions of increasing responsibility at Ally, Ms. Morais spent 12 years at Bank of America, where she served in senior roles in deposit and debit products, national customer experience, card services marketing, and consumer mortgage vendor management. Ms. Morais also spent nine years in Citibank’s credit card division in a variety of marketing, risk, and finance roles. A native of Pittsburgh, PA, Ms. Morais holds a bachelor’s degree from Pennsylvania State University. She is currently a member of the board of directors for the YMCA of Greater Charlotte, Junior Achievement of Central Carolinas, and Charlotte Center City Partners. Ms. Morais was named to American Banker Magazine’s ‘25 Most Powerful Women in Banking’ list for nine consecutive years through 2023. Additionally, she received the 2024 Lifetime Achievement Award from the Charlotte Business Journal, was recognized as the 2022 Charlotte Businesswoman of the Year by Queens University, and was named one of the top 25 outstanding businesswomen in the Charlotte Business Journal’s 2018 Women in Business Awards. Ms. Morais is active in the Charlotte community, having served as an ‘Executive in Residence’ for Queens University and volunteers for Habitat for Humanity, Dress for Success, and the Salvation Army.

There are no arrangements or understandings between Ms. Morais and any other persons pursuant to which she was selected as a director, and there are no transactions or relationships involving Ms. Morais and BancShares requiring disclosure under Item 404(a) of Regulation S-K.

The Board has undertaken a review of the relevant information involving Ms. Morais and has determined that she is “independent” as that term is defined under the applicable listing requirements of The Nasdaq Stock Market. Ms. Morais will receive compensation for her service as a director on a prorated basis consistent with that of BancShares’ other non-associate directors. A description of BancShares’ standard compensation arrangements for non-associate directors is included in its definitive proxy statement filed with the Securities and Exchange Commission on March 18, 2025.

Item 7.01. Regulation FD Disclosure.

On June 26, 2025, BancShares issued a press release announcing the appointment of Ms. Morais, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K (this “Report”) and is incorporated herein by reference.

The information set forth in Item 7.01 of this Report, including in Exhibit 99.1, shall not be deemed to be “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

.

Item 9.01.    Financial Statements and Exhibits.

    (d) Exhibits. The following exhibits accompany this Report.

Exhibit No.	Description

99.1	Press Release dated June 26, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Citizens BancShares, Inc.
(Registrant)

Date:	June 26, 2025	By:	/s/ Craig L. Nix
Craig L. Nix
Chief Financial Officer